Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(712,820)
Unrealized Gain (Loss) on Market Value of Futures	18,091,360
Dividend Income	15,990
Interest Income	484,425
ETF Transaction Fees	31,000
Total Income (Loss)	$17,909,955

Expenses
General Partner Management Fees	$277,971
Professional Fees	156,062
Brokerage Commissions	158,759
Non-interested Directors' Fees and Expenses	4,160
Prepaid Insurance Expense	2,042
NYMEX License Fee	6,949
SEC & FINRA Registration Expense	13,577
Total Expenses	$619,520
Net Income (Loss)	$17,290,435

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$561,099,446
Additions (25,100,000 Shares)	151,319,967
Withdrawals (29,300,000 Shares)	(187,170,000)
Net Income (Loss)	17,290,435

Net Asset Value End of Month	$542,539,848
Net Asset Value Per Share (90,166,476 Shares)	$6.02

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612